UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        JANUARY 15, 2008

BOWATER INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-8712	62-0721803
(Commission File Number)	(I.R.S. Employer Identification No.)

Bowater Incorporated 55 East Camperdown Way P.O. Box 1028 Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)

(864) 271-7733
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, the individuals listed below resigned as directors of the board of directors (the “Board”) of Bowater Incorporated, a Delaware corporation (the “Company”), effective immediately:

•	Richard B. Evans
•	Gordon D. Giffin
•	Ruth B. Harkin
•	John A. Rolls
•	Bruce W. Van Saun
•	Togo D. West, Jr.

Each of the following individuals listed below were appointed by the Board, upon the recommendation of AbitibiBowater Inc. (“AbitibiBowater”) the Company’s sole stockholder, as officers of the Company in the positions indicated as well as to the Board to replace the departed directors.

•

David J. Paterson, 52, President. With nearly 30 years of experience in the forest products industry, Mr. Paterson joined the Company in 2006 following his tenure at Georgia-Pacific Corporation, where he held a number of senior executive positions since 1987. Mr. Paterson is also President and Chief Executive Officer of AbitibiBowater, a member of the board of AbitibiBowater and of the board of the Peace Center for the Performing Arts.

•

William G. Harvey, 50, Vice President and Treasurer. Mr. Harvey has served as the Executive Vice President and Chief Financial Officer of the Company from August 2006 through the consummation of the combination of the Company and Abitibi-Consolidated Inc. (“Abitibi-Consolidated”), a corporation amalgamated under the laws of Canada (the “Combination”). From 2005 to 2006, Mr. Harvey was Senior Vice President and Chief Financial Officer and Treasurer of the Company. From 1998 to 2005, Mr. Harvey was the Company’s Vice President and Treasurer. From 1995 to 1998, Mr. Harvey was Vice President and Treasurer of Avenor Inc., a pulp and paper company, until its acquisition by the Company. Prior to the consummation of the Combination, Mr. Harvey was a Director of the Company. Mr. Harvey is also Senior Vice President and Chief Financial Officer of AbitibiBowater.

•

Breen Blaine, 55, Vice President and Secretary. Mr. Blaine has served as Vice President of Retail, Catalog, Commercial Printing and Directory Sales of Abitibi-Consolidated since 2000. From 1997 to 2000, Mr. Blaine was a member of the Abitibi-Consolidated Sales Integration Team and then Vice President of Retail and Catalog. Having started his career with the Price Company Ltd. in Quebec City, Mr. Blaine has over 30 years of experience in the paper industry and 25 years of sales experience.

•

Colin Keeler, 57, Vice President. Mr. Keeler has served as Senior Vice President, North American Newsprint of Abitibi-Consolidated since November of 2000. From July 1998 to November 2000, Mr. Keeler was Vice President and General Manager of Shared Services of Abitibi-Consolidated.

•

Gaynor L. “Bud” Nash, 56, Vice President. Mr. Nash has served as Sr. Vice President-Manufacturing of the Company since 2006. From 1998 to 2006, Mr. Nash was Vice President and Resident Manager of the Company’s Catawba, South Carolina mill. Mr. Nash had previously spent 24 years with Mead Corporation and Stora Enso-Interlake Papers.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007, the Board adopted a resolution amending and restating the existing Restated Certificate of Incorporation and amending the Bylaws (the “Amendments”). On January 15, 2008, AbitibiBowater, the Company’s sole shareholder, approved the Amendments. On January 16, 2008, the Amended and Restated Certificate of Incorporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware.

The Amendments reflect changes to the Company’s capital structure as a result of the Combination, whereby the Company became a wholly-owned subsidiary of AbitibiBowater. A copy of the Certificate is set forth in Exhibit 3.1 to this report on Form 8-K. A copy of the Bylaws is set forth in Exhibit 3.2 to this report on Form 8-K.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the text of the Certificate and Bylaws attached to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
3.1	Amended and Restated Certificate of Incorporation
3.2	Amendment to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWATER INCORPORATED
Date: January 18, 2008	By:	/s/ William G. Harvey
Name: William G. Harvey Title: Vice President and Treasurer

EXHIBIT INDEX

EXHIBIT

NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation
3.2	Amendment to Bylaws.